UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported):  April 30, 2009

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16825 Northchase Drive, Suite 400
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                Entry into a Material Definitive Agreement

Effective May 1, 2009, Swift Energy Company (the "Company") and its wholly owned subsidiary, Swift Energy Operating, LLC ("Operating"), entered into the Fifth Amendment to First Amended and Restated Credit Agreement (the "Credit Agreement") with a syndicate of ten lenders to decrease the borrowing base and commitment amount to $300 million from the previous borrowing base of $400 million and commitment amount of $350 million.  The amendment also establishes Eurodollar Rate borrowing margins at escalating rates of between 200 and 350 basis points and the Alternative Base Rate borrowing margins at escalating rates of between 100 and 250 basis points.  The Commitment Fee associated with the unfunded portion of the borrowing base was also set at 50 basis points.

The facility was arranged by JP Morgan Securities, Inc. as Sole Lead Arranger and Sole Book Runner.  The syndicate of lenders includes Amegy Bank National Association, Bank of Scotland, BNP Paribas, CALYON, Comerica Bank, Compass Bank, JPMorgan Chase Bank, NA, Natexis Banques Populaires, Societe Generale and Wells Fargo Bank, National Association.

The full text of the press release, dated April 29, 2009, announcing the amendment of the Credit Agreement, is attached as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.                                Financial Statements and Exhibits

(d)  Exhibit.

Exhibit Number	Description

99	Swift Energy Company press release dated April 29, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 30, 2009

Swift Energy Company
By:	/s/ Bruce H. Vincent
Bruce H. Vincent President

EXHIBIT INDEX

Exhibit Number	Description

99	Swift Energy Company press release dated April 29, 2009